Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-278216 and 333-275373) and Form S-8 (Nos. 333-198240, 333-202886, 333-210059, 333-216622, 333-223513, 333-230126, 333-237115, 333-254143, 333-258642, 333-263091, 333-266648, 333-270297, 333-273770, 333-277244, 333-277818, 333-279176, 333-280266 and 333-283215) of Ocular Therapeutix, Inc. of our report dated March 3, 2025 relating to the financial statements and effectiveness of control over financial reporting, which appears in this Form 10-K for the year ended December 31, 2024.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 3, 2025